Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated April 20, 2021 relating to the financial statements of Steelcase Inc. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Steelcase Inc. for the year ended February 26, 2021.
/s/ Deloitte & Touche LLP
Grand Rapids, Michigan
July 16, 2021